UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 29, 2018

Walmart Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 Southwest 8th Street
Bentonville, Arkansas 72716-0215
(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:
(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported by Walmart Inc. (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 17, 2018 (the “Initial Form 8-K”), on January 16, 2018, David Cheesewright notified the Company of his intent to retire from his position as Executive Vice President, President and Chief Executive Officer of the Company’s International segment, effective as of the close of business on January 31, 2018. Mr. Cheesewright remains employed by the Company. This Current Report on Form 8-K/A is being filed as an amendment to the Initial Form 8-K to provide information regarding the terms of an agreement between Mr. Cheesewright and the Company regarding his continued employment and eventual retirement from the Company.
On March 29, 2018, Mr. Cheesewright, the Company, and Wal-Mart Canada Corp., an indirect wholly-owned subsidiary of the Company, entered into a Transition and Retirement Agreement (the “Agreement”). The Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. Under the Agreement, Mr. Cheesewright will continue to be employed on a full-time basis through March 31, 2018, and on a part-time basis from April 1, 2018 through January 31, 2019. Mr. Cheesewright will retire from employment on January 31, 2019 (the “Retirement Date,” unless the parties mutually agree to a different date on which Mr. Cheesewright shall retire from the Company, in which case such other date shall be the Retirement Date).
Under the Agreement, beginning on April 1, 2018, Mr. Cheesewright’s annualized base salary shall be CAD 1,023,807. Mr. Cheesewright will not be eligible for an annual cash incentive award under the Company’s Management Incentive Plan for the fiscal year ending January 31, 2019 (“fiscal 2019”) and will not be eligible for any long-term equity incentive payout for fiscal 2019 under the Company’s Stock Incentive Plan. Mr. Cheesewright will also not be eligible to receive any future grants of equity under the Company’s Stock Incentive Plan.
Subject to compliance with the terms and conditions of the Agreement, after the Retirement Date, Mr. Cheesewright will receive payments totaling CAD 5,555,653 to be paid over a one-year period. In addition, the Company will accelerate the vesting of any unvested     restricted stock units held by Mr. Cheesewright as of the Retirement Date. Mr. Cheesewright will also be eligible to continue his current health and dental coverage during the one-year period following the Retirement Date. The Agreement also prohibits Mr. Cheesewright, for a period of one year following the Retirement Date, from participating in a business that competes with the Company and from soliciting the Company’s associates for employment.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

The following document is filed as an exhibit to this Current Report on Form 8-K:

10.1	Transition and Retirement Agreement by and among the Company, Wal-Mart Canada Corp., and David Cheesewright dated March 29, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 4, 2018

WALMART INC.

By:	/s/ Gordon Y. Allison
Name:Gordon Y. Allison
Title:Vice President and General Counsel, Corporate Division